EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-198578) and the Registration Statements on Form F-3 (File Nos. 333-206653 and 333-210795) of JD.com, Inc. of our report dated May 1, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian LLP

Beijing, the People’s Republic of China
May 1, 2017